UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2015 (August 24, 2015)

LinnCo, LLC
(Exact name of registrant as specified in its charters)

Delaware	001-35695	45-5166623
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 5100
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (281) 840-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 24, 2015, LinnCo, LLC (the “Company”) announced the appointment of David B. Rottino, 48, as Executive Vice President and Chief Financial Officer. Mr. Rottino was also appointed Executive Vice President and Chief Financial Officer of the Company’s affiliate, Linn Energy, LLC (“LINN Energy”). Mr. Rottino has served as Executive Vice President and Chief Accounting Officer of the Company since January 2014. From LinnCo’s formation in April 2012 to January 2014, Mr. Rottino served as its Senior Vice President of Finance and Chief Accounting Officer. From July 2010 to April 2012, Mr. Rottino served as Senior Vice President of Finance, Business Development and Chief Accounting Officer of LINN Energy and from June 2008 to July 2010, Mr. Rottino served as Senior Vice President and Chief Accounting Officer of LINN Energy.
LinnCo’s executive officers are also executive officers of, and employed directly by, LINN Energy. LINN Energy makes compensation decisions for, and pays compensation directly to, such individuals, and they do not receive additional compensation from LinnCo. In connection with his previous role at LINN Energy, Mr. Rottino and LINN Energy entered into that certain Second Amended and Restated Employment Agreement (“Existing Employment Agreement”), effective December 17, 2008, that provides for a minimum annual base salary subject to annual review and upward adjustment by the Compensation Committee. Under the Existing Employment Agreement, Mr. Rottino is entitled to receive incentive compensation payable and awards under LINN Energy’s Long Term Incentive Plan (“LTIP”), each at the discretion of the Compensation Committee. Awards under the LTIP generally fully vest upon change of control or a termination of Mr. Rottino’s employment by LINN Energy without cause, termination of employment by Mr. Rottino with good reason or upon Mr. Rottino’s death or disability. In connection with Mr. Rottino’s appointment as Executive Vice President and Chief Financial Officer, LINN Energy anticipates amending the Existing Employment Agreement to reflect his new responsibilities.
The Company also announced that Kolja Rockov, the Company’s current Executive Vice President and Chief Financial Officer, will be leaving the Company effective August 31, 2015.
A copy of the press release announcing Mr. Rottino’s appointment and Mr. Rockov’s departure is attached to this Report as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release dated August 24, 2015 announcing the appointment of David B. Rottino as Executive Vice President and Chief Financial Officer and the departure of Kolja Rockov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINNCO, LLC

Date: August 27, 2015	By:	/s/ Candice J. Wells
Candice J. Wells
Vice President, General Counsel and
Corporate Secretary